ZUNICOM

October 31, 2007


         RE: 2007 Annual Meeting of Shareholders & Information Statement


Dear Valued Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2007 Annual Meeting of Zunicom's shareholders at the Company's offices at 4315 West Lovers Lane, Dallas, Texas 75209 on Friday, December 14, 2007, beginning at 10:00 A.M. CDT. The accompanying Information Statement details the actions to be voted on at the Annual Meeting. Please read it carefully.

We are not asking you for a proxy and you are requested not to send us a proxy.


I hope you will attend the Annual Meeting, If you have any questions about voting procedures or other matters in the Information Statement, please feel free to contact Carl A. Generes at (214) 352-8674 or by email at info@zunicom.com.

We are looking forward to having the opportunity to meet with you and sharing our vision for the future and continued success of Zunicom. In the event that you are unable to join us at the Annual Meeting, allow me to assure you that the entire Zunicom team remains focused on building our businesses and delivering long-term shareholder value.

On behalf of our Board, I want to thank you for your investment in Zunicom and the continued opportunity to work for you.

Sincerely,
ZUNICOM, INC.

William Tan
Chairman & CEO

                                  ZUNICOM, INC.
                              4315 West Lovers Lane
                               Dallas, Texas 75209
                                 (214) 352-8674

                                 ---------------

                              INFORMATION STATEMENT

                                 ---------------

         The following information is furnished in connection with the Annual Meeting of Shareholders ("Meeting") of Zunicom, Inc., a Texas corporation (the "Company"), to be held at the offices of the Company located at 4315 West Lovers Lane, Dallas, Texas 75209 at 10:00 a.m. CDT, Friday, December 14, 2007 and any adjournments thereof, for the purposes stated in the Notice Regarding the Availability on the Internet of Information Statement materials for and Notice of the Meeting, attached as an Exhibit to this Information Statement.


We are not asking you for a proxy and you are requested not to send us a proxy.



                           SHAREHOLDERS' VOTING RIGHTS

         Only holders of record of the Company's common stock, $0.01 par value per share ("Common Stock") and Series A Preferred Stock, $1.00 par value per share ("Series A Stock"), at the close of business on October 26, 2007 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting. On such date there were 9,957,192 shares of Common Stock outstanding and 61,988 shares of Series A Preferred Stock outstanding, with one vote per share and all voting as one class.

         With respect to the election of directors, assuming a quorum is present, the three candidates receiving the highest number of votes will be elected. See "Nomination and Election of Directors." To ratify the selection and appointment of Horwath Orenstein LLP, assuming a quorum is present, the affirmative vote of shareholders holding a majority of the voting power represented at the Meeting is required. A quorum is the presence in person or by Information of shares representing a majority of the voting power of the Common Stock and Series A Stock.

         Under the Company's bylaws and Texas law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposals to ratify the selection and appointment of Horwath Orenstein LLP will have the effect of a no vote for such proposal.


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
           VOTING SECURITIES OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth information concerning the beneficial ownership of the Company's Common Stock and Preferred Stock as of October 26, 2007 by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company and (iv) all directors and executive officers of the Company as a group.

                       Common Stock              Series A Preferred Stock
                       -----------------------   ------------------------
                       Amount                    Amount
                       and                       and
                       Nature of    Percentage   Nature of       Percentage
                       Beneficial       of       Beneficial         of
Name and Address       Ownership(1)  Class(2)    Ownership(1)    Class(2)
---------------------  ------------ ----------   --------------- ----------
William Tan            2,790,080 (3) 28.02%      0               0
President and CEO      Direct and
1720 Hayden Drive      Indirect
Carrollton, TX 75006
---------------------  ------------ ----------   --------------- ----------
Kim Yeow Tan           786,818 (4)   7.90%       0               0
11 Jalan Medang        Indirect
Bukit Bandaraya
59100 Kuala Lumpur,
Malaysia
---------------------  ------------ ----------   --------------- ----------
Ian Colin Edmonds      197,590       1.98%       0               0
Director               Direct
1720 Hayden Road
Carrollton, TX 75006
---------------------  ------------ ----------   --------------- ----------
John C. Rudy           25,000 (5)   0.0025%       0               0
Vice-President& CFO    Direct
245 Main Street
Suite 2N
Matawan, NJ 07747
---------------------  ------------ ----------   --------------- ----------
David Parke            0            0            0                0
4 Tower Bridge
200 Barr Harbor # 300
 West Conshohocken, PA
  19428-2979
---------------------  ------------ ----------   --------------- ----------
All Directors          3,012,670    30.18%       0               0
and Executive
Officers as a Group
(4 persons)
---------------------  ------------  --------  ----------------    ------

(1) Except as otherwise indicated and subject to applicable community property and similar laws, the Company assumes that each named person has the sole voting and investment power with respect to his or her shares, other than shares subject to options.


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
(2) Percentage of Class for the Common Stock is based on the 9,957,195 shares outstanding as of October 26, 2007. Percentage of Class for the Series A Preferred Stock is based on 61,988 shares outstanding as of October 20, 2006. In addition, shares which a person had the right to acquire within 60 days are also deemed outstanding in calculating the percentage ownership of the person but not deemed outstanding as to any other person. Does not include shares issuable upon exercise of any warrants, options or other convertible rights, which are not exercisable within 60 days from October 26, 2007.

(3) Represents (i) 75,000 shares directly held by Mr. Tan,(ii) 1,383,000 shares of Common Stock held by Placement & Acceptance, Inc., a company of which Mr. Tan is a director and officer, (iv) 977,273 shares of common stock held by Ventures International, Ltd., a company of which Mr. Tan is a director and officer, of which 250,000 shares of Common Stock were assigned by Caspic International, Inc., an affiliated company, upon exercise of warrants on February 23, 2006.

(4) Represents (i) 581,818 shares of Common Stock held by Gin Securities, Ltd., a company of which Kim Yeow Tan is a principal, and (ii) 205,000 shares of Common Stock attributed to Eurasia Securities Ltd., of which Kim Yeow Tan is a director and officer.

(5) Represents shares underlying options held by Mr. Rudy to acquire 25,000 shares of Common Stock.



                      NOMINATION AND ELECTION OF DIRECTORS

         The Company's directors are to be elected at each annual meeting of shareholders. At this Meeting, three directors are to be elected to serve until the next annual meeting of shareholders or until their successors are elected and qualified. The nominees for election as directors at this Meeting set forth in the table below are all recommended by the Board of Directors of the Company.

         The three nominee-directors receiving the highest number of votes cast at the Meeting will be elected as the Company's directors to serve until the next annual meeting of shareholders or until their successors are elected and qualify.

         The following table sets forth certain information concerning the nominees for election as directors and officers of the Company:

      Nominee                Principal Occupation                           Age
      -------                --------------------                           ---
      William Tan            Investor, Chairman of the Board,               64
                             President and Chief Executive
                             Officer of the Company

      Ian Colin Edmonds      Director of the Company
                             and Executive Vice-President and
                             Chief Operating Officer of Universal
                             Power Group, Inc.                              35

      John C. Rudy           Financial, accounting and
                             business consultant                            65

         WILLIAM TAN was elected Chairman of the Board, President, Chief Executive Officer and Director of the Company in February 1997. Mr. Tan's principal business has been private investments. Mr. Tan has been active as an entrepreneur in the fields of finance, general insurance, property development and management. He has held senior executive positions in a number of financing, insurance, textile, property development and related businesses. Mr. Tan is the father-in-law of Ian Edmonds.

         IAN COLIN EDMONDS has served as a director of the Company since July 1997 and as Executive Vice President of the Company from February 1999 to December 2007. Mr. Edmonds now serves as Executive Vice-President and Chief Operating Officer of Universal Power Group, Inc., a 40% owned subsidiary of the Company ("UPG"), where he is responsible for overall operations, corporate financing, merger and acquisitions and planning activities, and risk management.


         JOHN RUDY was appointed to the Company's Board of Directors in September 2006. He is the founder and Chief Executive Officer of Beacon Business Services, Inc., accounting and business consultants providing, financial, accounting, marketing and business strategy advice and services to middle market businesses, and has held those positions since 1986. Mr. Rudy has over 15 years of experience with public accounting firms, most recently as a director with Coopers & Lybrand in charge of their turn-around services practice in the New York Metropolitan area. He has also served as Chief Financial Officer for a chain of women's ready-to-wear stores and a public group of automotive retailers. Since July 2005 Mr. Rudy has been serving as a director of AdStar, Inc. (Nasdaq: ADST), a company engaged in internet ad placement products and services and Empire Financial Holding Company, Inc. (Amex: EFH), a broker-dealer. Since May 2005 he has been serving as a director of Trey Resources, Inc., a software reseller. Mr. Rudy is a CPA in New York State.


      INFORMATION CONCERNING THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

         The business of the Company's Board of Directors is conducted through full meetings of the Board and consents of members. The Company does not have a nominating committee, audit committee or compensation committee. The nominees for election as directors at the Meeting were selected by the Board of Directors of the Company.

         All action of the Board of Directors of the Company during the 2006 fiscal year of the Company was taken by unanimous consents.

Compensation of Board of Directors

         Effective May 9, 1997, for service on the Board of Directors, directors who are not employees of the Company receive a payment of $500.00 for each meeting attended in person, plus reimbursement for travel expenses. Directors are entitled to reimbursement for out-of-pocket expenses in connection with attendance at board meetings.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         The following table sets forth the aggregate cash compensation paid by the Company, or its subsidiaries, during its year ended December 31, 2006, 2005, and 2004 to the CEO of the Company and each of the Company's executive officers whose total cash compensation from the Company exceeded $100,000, and to all executive officers as a group. There was no other annual compensation or long-term compensation for any executive officer for any of the years presented.

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------
                       Annual Compensation
                     ------------------------

Name and           Fiscal
Principal          Year
Position           Ended              Salary              Bonus
                   Dec. 31            ($)                 ($)
----------         ---------          ------              ------
William             2006                   0                   0
Tan,
Chairman            2005                   0                   0
President
& CEO               2004                   0                   0
----------         ---------          ------              ------
Ian Colin           2006              36,000              15,312
Edmonds,
Executive           2005             179,077              50,416
Vice
President (1)       2004             184,384              37,416
----------         ---------          ------              ------
Julie               2006              36,000               2,250
Sansom-Reese,
Chief               2005              98,308              25,000
Financial
Officer (1)         2004             101,077              12,500
----------         ---------          ------              ------

(1)      Resigned effective December 20, 2006.


           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         On June 25, 2007, the Board of Directors of the Company approved a resolution to dismiss the Company's independent registered public accounting firm, KBA Group LLP, and retain the accounting firm Horwath Orenstein LLP of Toronto, Canada. The Company's operations are now conducted through its wholly owned subsidiary, AlphaNet Hospitality Systems, Inc., that is based in Toronto, Canada. KBA Group LLP is located in Dallas, Texas. In deciding to change accountants, the Board concluded that having an accounting firm in the same city, Toronto, Canada, as its principal operations will save the Company accounting fees and expenses. Our relationship with KBA Group LLP ended on June 28, 2007 for purposes of audit services. The Company anticipates that it will continue to use KBA Group LLP for tax related services.

         KBA Group LLP issued its report on the Company's financial statements for the Company's 2005 and 2006 fiscal years. Neither report contained an adverse opinion nor disclaimer of opinion or was modified as to audit scope or accounting principles. The Company did not have any disagreement with KBA Group LLP.

         During the Company's two most recent fiscal years (ended December 31, 2006 and 2005) and from January 1, 2007 to June 25, 2007, there were no disagreements with KBA Group LLP on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure. There were no reportable events, as described in Item 304(a)1)(v) of Regulation S-K during the Company's two most recent fiscal years (ended December 31, 2006 and 2005) and from January 1, 2007 to June 25, 2007, other than the internal control deficiency constituting a material weakness disclosed in the Form 10-Q for the three months ended March 31, 2007.

         In May 2007, KBA Group, LLP, advised us that in connection with the review of our consolidated financial statements for the three months ended March 31, 2007, they noted an internal control deficiency constituting a material weakness as defined in professional standards. The noted weakness was essentially a lack of personnel to prepare and file, timely, SEC reports. The Company experienced a significant loss of experienced personnel in connection with Universal Power Group's IPO. The Company does not now have any employees. As a result, we have relied on the services of a consultant to complete our quarterly reports on SEC Form 10-Q. The Company has initiated measures to eliminate any recurrence of deficiency in future reporting, including educating AlphaNet employees in the reporting process and retaining consultants when necessary to prepare SEC reports. We have not and do not anticipate restating any prior period because of this perceived deficiency.

         Action is to be taken by the shareholders at the Meeting with respect to the ratification of Horwath Orenstein LLP, the Company's current independent registered public accounting firm, as independent accountants for the Company for the fiscal year ending December 31, 2007. Horwath Orenstein LLP does not have and has not had at any time any direct or indirect financial interest in the Company or any of its subsidiaries and does not have and has not had at any time any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee. Neither the Company nor any officer or director of the Company has or has had any interest in Horwath Orenstein LLP.

         The Board of Directors of the Company has approved Horwath Orenstein LLP as its independent registered accounting firm. Prior thereto, they have questioned partners of that firm about its methods of operation and have received assurances that any litigation or other matters involving it do not affect its ability to perform as the Company's independent accountants.

         Representatives of Horwath Orenstein LLP will not be present at the Meeting.

         Notwithstanding the ratification by shareholders of the appointment of Horwath Orenstein LLP, the Board of Directors may, if the circumstances dictate, appoint other independent accountants.

Audit Fees

         Estimated fees billed for service rendered by KBA Group, LLP for the reviews of Forms 10-Q and for the audits of the consolidated financial statements of the Company were approximately $47,000 for 2006 and approximately $150,000 for 2005.

Audit-Related Fees

         Aggregate fees billed for all audit-related services rendered by KBA Group LLP consisted of approximately $12,000 for 2006 and 2005. These amounts primarily include audits of one of the Company's subsidiaries.


Tax Fees

         Aggregate fees billed for permissible tax services rendered by KBA Group, LLP consisted of approximately $20,500 for 2006 and approximately $28,200 for 2005. These amounts include tax consulting, preparation of federal and state income tax returns and franchise tax returns.

All Other Fees

         None.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company's 2006 fiscal year all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners have been met on a timely basis.


                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Shareholders who wish to present proposals for action at the 2008 Annual Meeting of Shareholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Information Statement. Proposals must be received by the Secretary no later than June 1, 2008.

                          ANNUAL REPORT TO SHAREHOLDERS

         The Annual Report on SEC Form 10-K of the Company for the fiscal year ended December 31, 2006, including audited consolidated financial statements, is available to the shareholders concurrently herewith, but such report is not incorporated in this Information Statement and is not deemed to be a part of the Information Statement. Any shareholder who wishes a hard copy of such Annual Report may obtain one by writing to the Company.


                                  OTHER MATTERS

         As of the date of this Information Statement, the Board of Directors does not know of any other matters that are to be presented for action at the Meeting.

                              AVAILABLE INFORMATION

         Zunicom's website is www.zunicom.com and AlphaNet's website is www.alphanet.net. References to "we", "us" and "our" refer to Zunicom, Inc. and its subsidiaries. The Company makes available, free of charge, through its website, its Annual Report on form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after the Company electronically files such information with or furnishes it to the Securities and Exchange Commission. Our principal executive offices are located at 4315 West Lovers Lane, Dallas, Texas 75209 and our telephone number is (214) 352-8674.

                       BY ORDER OF THE BOARD OF DIRECTORS

                                                           Carl A. Generes,
                                                           Secretary
Dallas, Texas
October 31, 2007






































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